EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS NOVEMBER 2005

OPERATIONAL PERFORMANCE

HOUSTON, Dec. 1, 2005 - Continental Airlines (NYSE: CAL) today reported a November consolidated (mainline plus regional) load factor of 78.7 percent, 1.7 points above last year's November consolidated load factor. The carrier reported a mainline load factor of 79.0 percent, 1.4 points above last year's November mainline load factor, and a domestic mainline load factor of 81.2 percent, 3.7 points above November 2004. All three were operational records for November. In addition, the airline had an international mainline November load factor of 76.3 percent, 1.4 points below November 2004.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 79.3 percent and a systemwide mainline completion factor of 99.8 percent.

In November 2005, Continental flew 6.4 billion consolidated revenue passenger miles (RPMs) and 8.1 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 9.2 percent and a capacity increase of 6.9 percent as compared to November 2004. In November 2005, Continental flew 5.6 billion mainline RPMs and 7.1 billion mainline ASMs, resulting in a mainline traffic increase of 8.0 percent and a mainline capacity increase of 6.0 percent as compared to November 2004. Domestic mainline traffic was 3.3 billion RPMs in November 2005, up 5.7 percent from November 2004, and domestic mainline capacity was 4.0 billion ASMs, up 1.0 percent from November 2004.

For the month of November 2005, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 9.5 and 10.5 percent compared to November 2004, while mainline passenger RASM is estimated to have increased between 8.0 and 9.0 percent compared to November 2004. For October 2005, consolidated passenger RASM increased 5.1 percent compared to October 2004 while mainline passenger RASM increased 4.0 percent from October 2004.

Continental's regional operations (Continental Express) had a record November load factor of 76.4 percent, 3.6 points above last year's November load factor. Regional RPMs were 759.0 million and regional ASMs were 994.0 million in November 2005, resulting in a traffic increase of 19.6 percent and a capacity increase of 14.0 percent versus November 2004.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,000 daily departures throughout the Americas, Europe and Asia, serving 151 domestic and 133 international destinations, more than any other carrier in the world. More than 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France, Alitalia, CSA Czech Airlines, Delta Air Lines, KLM, Korean Air and Northwest Airlines.  With over 42,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 60 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental again won major awards at the 2005 OAG Airline of the Year Awards including "Airline of the Year" and "Best Airline Based in North America" for the second consecutive year, and "Best Executive/Business Class" for the third consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
NOVEMBER	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	3,266,601	3,089,902	5.7	Percent

International	2,377,084	2,136,955	11.2	Percent
Transatlantic	1,216,506	1,047,118	16.2	Percent
Latin America	624,327	618,719	0.9	Percent
Pacific	536,251	471,118	13.8	Percent

Mainline	5,643,685	5,226,857	8.0	Percent
Regional	758,954	634,767	19.6	Percent
Consolidated	6,402,639	5,861,624	9.2	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,024,841	3,985,426	1.0	Percent

International	3,116,866	2,750,819	13.3	Percent
Transatlantic	1,531,269	1,273,183	20.3	Percent
Latin America	836,496	858,583	-2.6	Percent
Pacific	749,101	619,052	21.0	Percent

Mainline	7,141,708	6,736,246	6.0	Percent
Regional	993,965	871,573	14.0	Percent
Consolidated	8,135,672	7,607,819	6.9	Percent
PASSENGER LOAD FACTOR
Domestic	81.2 Percent	77.5 Percent	3.7	Points

International	76.3 Percent	77.7 Percent	-1.4	Points
Transatlantic	79.4 Percent	82.2 Percent	-2.8	Points
Latin America	74.6 Percent	72.1 Percent	2.5	Points
Pacific	71.6 Percent	76.1 Percent	-4.5	Points

Mainline	79.0 Percent	77.6 Percent	1.4	Points
Regional	76.4 Percent	72.8 Percent	3.6	Points
Consolidated	78.7 Percent	77.0 Percent	1.7	Points

ONBOARD PASSENGERS
Mainline	3,655,195	3,474,446	5.2	Percent
Regional	1,367,400	1,176,004	16.3	Percent
Consolidated	5,022,595	4,650,450	8.0	Percent

CARGO REVENUE TON MILES (000)
Total	88,202	88,986	-0.9	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	36,438,481	34,715,352	5.0	Percent

International	28,642,410	25,495,974	12.3	Percent
Transatlantic	14,258,489	12,376,352	15.2	Percent
Latin America	8,199,107	7,776,368	5.4	Percent
Pacific	6,184,814	5,343,254	15.7	Percent

Mainline	65,080,891	60,211,326	8.1	Percent
Regional	8,120,742	6,753,627	20.2	Percent
Consolidated	73,201,633	66,964,953	9.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	44,822,676	44,819,322	0.0	Percent

International	36,899,326	32,720,722	12.8	Percent
Transatlantic	17,788,882	15,318,280	16.1	Percent
Latin America	10,861,112	10,559,981	2.9	Percent
Pacific	8,249,332	6,842,461	20.6	Percent

Mainline	81,722,002	77,540,044	5.4	Percent
Regional	10,889,535	9,472,703	15.0	Percent
Consolidated	92,611,537	87,012,747	6.4	Percent

PASSENGER LOAD FACTOR
Domestic	81.3 Percent	77.5 Percent	3.8	Points

International	77.6 Percent	77.9 Percent	-0.3	Points
Transatlantic	80.2 Percent	80.8 Percent	-0.6	Points
Latin America	75.5 Percent	73.6 Percent	1.9	Points
Pacific	75.0 Percent	78.1 Percent	-3.1	Points

Mainline	79.6 Percent	77.7 Percent	1.9	Points
Regional	74.6 Percent	71.3 Percent	3.3	Points
Consolidated	79.0 Percent	77.0 Percent	2.0	Points

ONBOARD PASSENGERS
Mainline	41,020,574	39,119,724	4.9	Percent
Regional	14,644,801	12,538,114	16.8	Percent
Consolidated	55,665,375	51,657,838	7.8	Percent
CARGO REVENUE TON MILES (000)
Total	928,578	934,613	-0.6	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
NOVEMBER	2005	2004	Change
On-Time Performance [1]	79.3%	77.8%	1.5	Points
Completion Factor [2]	99.8%	99.9%	(0.1)	Points
YEAR-TO-DATE	2005	2004	Change
On-Time Performance [1]	77.5%	79.2%	(1.7)	Points
Completion Factor [2]	99.3%	99.6%	(0.3)	Points
October 2005 consolidated breakeven load factor [3,4]			90.1	Percent
October 2005 year-over-year consolidated RASM change			5.1	Percent
October 2005 year-over-year mainline RASM change			4.0	Percent
November 2005 estimated year-over-year consolidated RASM change			9.5-10.5	Percent
November 2005 estimated year-over-year mainline RASM change			8.0-9.0	Percent
November 2005 estimated average price per gallon of fuel, including fuel taxes			2.08	Dollars
Fourth Quarter 2005 estimated average price per gallon of fuel, including fuel taxes			2.08	Dollars
November 2005 estimated consolidated breakeven load factor [3]			82	Percent
November 2005 actual consolidated load factor [5]			78.7	Percent
December 2005 estimated consolidated breakeven load factor [3]			80	Percent
1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Gain related to the early return of leased aircraft reduced the consolidated breakeven load factor by
0.2 percentage points.
5 Includes Continental Airlines and Continental Express
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